WINCANTON CORPORATION
WASHINGTON STATE CORPORATION

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) July 16, 1999

WINCANTON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada		000-23712		91-1395124
(State of other 		(Commission		(IRS Employer
jurisdiction of 		File No.)		(Identification No.)
incorporation)

3653 Hemlock Court, Reno, Nevada		89509
(Address of principal executive offices)	(Zip code)

		(775) 829-8812
(Registrant's telephone number, including area code)

	Not applicable
(Former name or former address, if changed since last report.)

Item 4.		Changes in the Company's Certifying Accountants

a) Previous Independent Accountants

i) On August 18, 1999 Wincanton Corporation, Inc. ("the Company") contacted representatives of Davidson & Company to inform them that their firm would no longer be engaged as the principal accountant to audit the Company's financial statement for the fiscal year ending June 30, 1999, and terminated the relationship effective August 18,1999.
ii) Davidson & Company's reports on the financial statements for the past two fiscal years did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
iii) The decision to seek alternatives to the Company's current accountants was made by the Company's Chairman of the Board and Director, and the decision to change accountants was recommended by the Company's management and approved by the Company's Chairman of the Board.
iv) In connection with its audits for the fiscal years ended June 30, 1997 and 1998 and during the subsequent interim periods, there have been no disagreements with Davidson & Company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
v) During the Company's two most recent fiscal years and during the subsequent interim periods, no "reportable events" (as described in item 304 (a) (l) (v) of Regulation S-K) have occurred.
vi) The Company requested Davidson & Company to furnish a letter addressed to the Securities and Exchange Commission ("SEC"), stating whether or not it agrees with the statements made by the Company in response to item 304 of Regulation S-K. The Company intends to file the letter by amendment to this 8-K within two day of receipt.

b) New Independent Accounts
i) The Company engaged Mark Bailey & Company, Ltd. as it's new independent accountants effective August 24, 1999. During the most recent fiscal year and through August 24, 1999, the Company has not consulted with Mark Bailey & Company, Ltd. concerning their financial statement, including the following items; an audit of the Company's financial statements as the principal accountant, an audit of a significant subsidiary as an independent accountant, the application of accounting principles to a specified transaction or the type of audit opinion that might be render3ed on the Company's financial statements or any matter which concerned a disagreement or "reportable event" with the previous independent accountants.

Item 7.		Financial Statements and Exhibits

c) Exhibits.

16. Letter from Davidson & Company regarding change in certifying accountants. (To be filed by amendment pursuant to Item 304 (a)
(3) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorize.


Date 8-24-99				Wincanton Corporation
					(Registrant)

					Henri Hornby
					Henri Hornby
					Chairman of the board
					Director